Exhibits 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made as of May 5, 2016, by and between David Harrell (“Employee”) and OptimizeRx Corp., a Nevada corporation, and its wholly-owned subsidiary, OptimizeRx Corp., a Michigan corporation (collectively referred to herein as, the “Company”).  Employee and the Company shall collectively be referred to herein as the “Parties”, and each individually as a “Party.”

RECITALS

WHEREAS, Employee was employed by the Company, among other positions, as its Chief Executive Officer;

WHEREAS, Employee ceased to be Chief Executive Officer or any other officer of the Company as of March 31, 2016;

WHEREAS, Employee will cease to be an employee of the Company, effective May 31, 2016 (the “Separation Date”); and

WHEREAS, the Company desires to retain Employee as a consultant;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and in the Consulting Agreement, the Company and Employee hereby agree as follows:

1. Departure; Termination of Agreements.

1.1 Employee hereby acknowledges and agrees that (i) he ceased to be an officer of the Company as of March 31, 2016; and he will cease to be (ii) an employee of Company, and (iii) an employee or officer of any parent, subsidiary or related party of the Company, in each case, effective as of the Separation Date.

1.2 Employee hereby acknowledges and agrees that his compensation, benefits, equity and other rights under his Employment Agreement, dated June 1, 2008 as amended (“Employment Agreement”) including his right to severance pay terminated without recourse as of March 31, 2016, save a salary of $15,000 for each month of April and May of 2016 and health benefits during those months.

2. Payment.  In full satisfaction of all amounts due Employee including all amounts carried on Company’s balance sheet (“Amounts”) the Company paid Employee $720,415 (“Indebtedness Payment”) as of March 31, 2016.

3. Consulting Agreement.  Contingent upon this Agreement becoming effective as provided in Section 19 below on the Effective Date described therein, the Company agrees to retain Employee, and Employee agrees to serve, as a consultant to the Company pursuant to the terms and conditions of the consulting agreement attached hereto as Exhibit A (“Consulting Agreement”) which the parties shall sign and deliver on the Effective Date.

 4. Payment of Salary and Receipt of All Benefits.  Subject to Section 1.2 above, Employee acknowledges and represents that, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee through the Separation Date.  In addition, subject to Section 1.2 above, Employee acknowledges and agrees that his participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, health benefits, vacation, and paid time off, will cease as of the Separation Date.

5. Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever voluntarily releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, the Amounts, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, with the exception of any rights or obligations contained in any outstanding Stock Option Agreements between the Company and him;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

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d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the Michigan Elliott-Larsen Civil Rights Act — Mich. Comp. Laws §37-2101 et seq.; the Michigan Persons with Disabilities Civil Rights Act — Mich. Comp. Laws §37.1101 et seq.; the Michigan Whistleblower Protection Act — Mich. Comp. Laws §15.361 et seq.; the Michigan Statutory Provision Regarding Retaliation/Discrimination for Filing a Worker's Compensation Claim — Mich. Comp. Laws §418.301 (11) et seq.; the Michigan AIDS Testing and Confidentiality Act — Mich. Comp. Laws §333.5131 et seq.; the Michigan Equal Pay Law — Mich. Comp. Laws §408.381 et seq.; the Michigan State Wage Payment and Work Hour Laws, as amended; the Michigan Occupational Safety and Health Act — Pub. Acts 154;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;

h. any and all claims airing under the Employment Agreement and/or its termination; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement or the Consulting Agreement.  This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company.   Employee represents that he/she has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

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6. Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary.  Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he/she has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he/she has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his/her execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7. Employee’s Acknowledgment of Tax Liability.  Employee hereby acknowledges and agrees as follows: (a) nothing in this Agreement constitutes tax advice; (b) the Company does not take any responsibility, or have any liability to Employee with respect to Employee’s tax liability and/or Employee’s personal tax reporting; (c) Employee has been given the opportunity and encouraged to consult with Employee’s own attorney and to seek professional tax advice prior to execution of this Agreement; and (d) Employee agrees to indemnify the Company and hold it harmless from any liability for income taxes, interest or penalties that may be imposed as a result of under-payment or non-payment of income taxes on any amounts paid Employee under the terms of this Agreement.

8. No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Employee also represents that he/she does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Nondisparagement Each Party shall at all times refrain from taking actions or making statements, written or oral, that denigrate, disparage, or defame the goodwill or reputation of the other Party .  Employee further agrees not to make any negative statement to third parties or Company employees relating to the Employee’s employment or any aspect of the business of the Company and not to make any statements to third parties or Company employees about the circumstances of the termination of Employee’s employment, or about Releasees, except as may be required by a court or governmental authorities.  Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

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10. No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

11. Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

12. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

13. No Representations.  Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

14. Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

15. Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

16. Entire Agreement.  This Agreement, together with the Consulting Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

17. No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

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18. Governing Law.  This Agreement shall be governed by the laws of the State of Michigan, without regard for choice-of-law provisions.  Employee consents to personal and exclusive jurisdiction and venue in the State of Michigan.

19. Effective Date.  Employee understands that: a) this Agreement shall be null and void if not executed by him within twenty one (21) days; and b) Employee may revoke this agreement within seven days following his execution of it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). If Employee declines to sign this agreement or revokes it within 7 days of his execution, this agreement shall be null and void, the Consulting Agreement shall be null and void and Employee shall return the Indebtedness Payment to the Company.

20. Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. Breach by Employee.  Employee specifically agrees that the Company’s payments to Employee under this Agreement are made in return for Employee’s obligations set forth in this Agreement.  Employee further agrees that if he or she breaches any of the obligations set forth in this Agreement, such a breach would cause harm to Company and its business, for which the Company may recover damages.

22. Voluntary Execution of Agreement.  Employee understands and agrees that he/she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his/her claims against the Company and any of the other Releasees.  Employee acknowledges that: (a) he has read this Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Agreement and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

OPTIMIZERX CORP., Nevada

/s/ Douglas Baker
By: Douglas Baker

Its: Chief Financial Officer

OPTIMIZERX CORP., Michigan

/s/ Douglas Baker
By: Douglas Baker

Its: Chief Financial Officer

/s/ David Harrell
David Harrell

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Exhibit A

Harrell Corporate Consulting Agreement